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                        CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 29, 2000, except as to the exchange of shares which is as of June 21, 2000, relating to the financial statements and financial statement schedules of Charles River Laboratories International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 21, 2000